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                                                                     EXHIBIT 3.4
                                  AMENDMENT TO
                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                        CROWN PACIFIC LIMITED PARTNERSHIP


          THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "AMENDMENT") is made and entered into as of January 2, 1998, by and between CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership, as General Partner (the "GENERAL PARTNER"), and CROWN PACIFIC PARTNERS, L.P., a Delaware limited partnership, as Limited Partner (the "LIMITED PARTNER").

RECITALS:

     The General Partner and the Limited Partner are parties to that certain Amended and Restated Agreement of Limited Partnership of Crown Pacific Limited Partnership dated as of December 22, 1994 (the "PARTNERSHIP AGREEMENT"). The General Partner and the Limited Partner wish to amend the Partnership Agreement on the terms and conditions set forth in this Amendment.

AGREEMENTS:

          In consideration of the foregoing and the mutual covenants of the parties set forth herein, the parties, intending to be legally bound, agree as follows:

     1. The following defined terms set forth in Article I of the Partnership Agreement are hereby deleted and replaced in their entirety with the following:

          "LIMITED PARTNER" means the MLP and, upon its admission to the Partnership pursuant to Section 11.3, CP Acquisition; PROVIDED that CP Acquisition shall have no voting or other rights except as provided in Section 7.4.

          "PARTNERS" means the General Partner and the Limited Partners.

          "PERCENTAGE INTEREST" means (a) prior to the admission of CP Acquisition to the Partnership pursuant to Section 11.3, (i) as to the General Partner (in its capacity as General Partner and without reference to any limited partner interests held by it), 1.0101%, and (ii) as to the MLP, 98.9899%; and
(b) from and after the admission of CP Acquisition to the Partnership pursuant to Section 11.3, (i) as to the General Partner (in its capacity as General Partner and without reference to any limited partner interests held by it), 1.0101%, (ii) as to the MLP, 98.1219%, and (iii) as to CP Acquisition, 0.868%.

     2. The following definition is hereby added to Article I of the Partnership Agreement:

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          "CP ACQUISITION" means CP Acquisition Co., an Oregon corporation.

     3. Section 11.3 is hereby added to Article XI of the Partnership Agreement, reading as follows:

               11.3 Without the need for any additional action by any Partner, the Partnership shall issue a Partnership Interest to CP Acquisition and CP Acquisition shall be admitted to the Partnership as a Limited Partner simultaneously with the contribution by CP Acquisition to the Partnership of substantially all of its assets, including the assets acquired by CP Acquisition by merger with Alliance Wholesale Lumber, Inc., but excluding any promissory note of CP Air, Inc., held by CP Acquisition.

     4. Except as expressly provided herein, the Partnership Agreement shall remain unamended and in full force and effect. All references in the Partnership Agreement to "this Agreement" shall be deemed to refer to the Partnership Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.


                              CROWN PACIFIC MANAGEMENT LIMITED
                              PARTNERSHIP, a Delaware limited partnership



                              By:
                                 --------------------------------------
                                  Roger L. Krage, Secretary

                              CROWN PACIFIC PARTNERS, L.P.,
                              a Delaware limited partnership

                              By: Crown Pacific Management Limited
                                  Partnership, its General Partner



                              By:
                                 --------------------------------------
                                  Roger L. Krage, Secretary

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